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                                                                  EXHIBIT 24.2


                          DIRECTOR AND/OR OFFICER OF
                         NEXTEL COMMUNICATIONS, INC.

                      REGISTRATION STATEMENT ON FORM S-4

                              POWER OF ATTORNEY

        The undersigned director and/or officer of Nextel Communications, Inc., a Delaware corporation (the "Corporation"), hereby constitutes and appoints Leonard J. Kennedy, Timothy M. Donahue and Paul Saleh, and each of them, with full power of substitution and resubstitution, as attorneys-in-fact or attorney-in-fact of the undersigned, for him or her and in his or her name, place and stead, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933 (the "Securities Act") one or more Registration Statements on Form S-4 relating to the registration of the Corporation's class A common stock, $0.001 par value per share, issuable upon consummation of the acquisition by a wholly owned subsidiary of the Corporation of substantially all of the specialized mobile radio business assets of Chadmoore Wireless Group, Inc., with any and all amendments, supplements and exhibits thereto, including pre-effective and post-effective amendments or supplements, with full power and authority to do and perform any and all acts and things whatsoever required, necessary or desirable to be done in the premises, hereby ratifying and approving the act of said attorneys and any of them and any such substitute.

        Executed as of November 19, 2001.




/s/ KEITH J. BANE
--------------------------------------
Keith J. Bane
Director